CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 16, 2009 (November 30, 2009 as to the effects of the adoption of Financial Accounting Standards Board ("FASB") Statement No. 160, "Noncontrolling Interest in Consolidated Financial Statements - an amendment of ARB No. 51", described in Note 2), relating to the consolidated financial statements of ChinaCast Education Corporation, its subsidiaries and its variable interest entities (collectively, the "Company") (which report expresses an unqualified opinion and includes explanatory paragraphs relating to i) the adoption of the recognition and measurement methods under FASB Interpretation No. 48, "Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109", ii) the convenience translation of Renminbi amounts into U.S. Dollar amounts in the financial statements, and iii) the retrospective application of FASB Statement No. 160), and our report dated March 16, 2009, relating to the effectiveness of the Company's internal control over financial reporting as of December 31, 2008, appearing in the Current Report on Form 8-K of ChinaCast Education Corporation dated November 30, 2009 and incorporated by reference in the Prospectus included in the Registration Statement No. 333-153165.

/s/ Deloitte Touche Tohmatsu CPA Ltd.

Beijing, People's Republic of China

December 1, 2009